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                              SLH CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James R. Seward, P. Anthony Jacobs and Steven K. Fitzwater, and each of them individually with the power of substitution, as Proxy or Proxies of the undersigned, to attend and act for and on behalf of the undersigned at the Annual Meeting of Stockholders of the SLH Corporation (the "Company") to be held at _______________, ______________,
Kansas _____ on _______________, 1998 at ________ _.m. local time and at any adjournment thereof, hereby revoking any prior Proxy or Proxies. This Proxy when properly executed will be voted as directed on the reverse hereof by the undersigned. IF NO DIRECTION IS MADE, SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND FOR THE ELECTION OF DIRECTORS NAMED IN THE PROXY.

                           SHAREHOLDER NAME & ADDRESS

                           DO NOT PRINT IN THIS AREA



_________________________  __________________________ Date: ______________, 1998
Signature (title, if any)  Signature, if held jointly

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

                         (CONTINUED ON OTHER SIDE)

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS
LISTED BELOW AND FOR THE NOMINEES.

PROPOSAL                                                    FOR  AGAINST ABSTAIN
--------
1.  Approval and Adoption of Agreement and Plan of Merger   / /    / /    / /

2.  Approval of Syntroleum Stock Option Plans (Effective    / /    / /    / /
    Only If Merger is Approved)

3.  Ratification of Appointment of Accountants              / /    / /    / /

4.  Election of Directors.
    Nominees: W. D. Grant, W. T. Grant II, and
    David W. Kemper

    For   / /    Withheld   / /

    FOR, except vote withheld from the following nominee:________________________________________.